Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Karen Gross, Vice President and Corporate Secretary
(303) 573-1660

ROYAL GOLD ANNOUNCES SUBSTANTIAL INCREASES IN RESERVES AT PEÑASQUITO ROYALTY PROPERTY

DENVER, COLORADO. JUNE 28, 2007: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL), the world’s leading precious metals royalty company, today announced that ongoing exploration and development drilling by Goldcorp Inc. (“Goldcorp”) at the Peñasquito project in Zacatecas, Mexico has allowed Goldcorp to update its reserve estimate of 13 million contained ounces of gold and 864 million contained ounces of silver. These new reserve estimates reflect a 31% and 50% increase in gold and silver reserves, respectively, over the June 2006 reserve update. Goldcorp also announced that proven and probable lead and zinc reserves both increased 60%. Royal Gold holds a 2.0% net smelter return (“NSR”) royalty on all metal production from the Peñasquito project. Tables displaying updated royalty reserves (Table 1) and additional mineralization (Table 2) are presented at the end of this release.

Tony Jensen, Royal Gold’s President and Chief Executive Officer, commented, “As we anticipated when we acquired this royalty in January, this project has exhibited great upside potential with the possibility of further reserve growth over time. We are very pleased with our investment in this royalty property and the potential future revenue impact from these expanded reserves. The Peñasquito royalty will be a cornerstone asset in our portfolio over much of the next two decades.”

In addition to the updated reserve information, Goldcorp stated that construction progress at Peñasquito remains on schedule for initial heap leaching of oxide ore during 2008 and start-up of the first milling and flotation circuit by late 2009. Goldcorp is also analyzing the potential for an expansion in the mill throughput from 100,000 tonnes per day to 130,000 tonnes per day to accelerate the production profile. Goldcorp also reported that nine core rigs are active on the property with a drilling campaign in progress to test the extent of a new high grade zone and define additional mineralization which may be mineable by underground methods concurrent with open pit operations.

Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding proven and probable reserves, production start-up, possibility of reserve growth, revenue impact from expanded reserves, Peñasquito as a cornerstone asset of Royal Gold over the next two decades, potential expansion in mill throughput, the testing of a new high grade zone and defining of additional mineralization which may be mineable by underground methods concurrent with open pit operations. Factors that could cause actual results to differ materially from forward looking statement include, among others, precious metals prices, decisions and activities of the operator of the property, unanticipated grade, geological, metallurgical, processing or other problems the operator may encounter, changes in project parameters as plans continue to be refined, economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond Royal Gold’s ability to predict or control. The Peñasquito Project NSR royalty acquisition is Royal Gold’s largest royalty acquisition to date.  Like any royalty acquisition on a non-producing or development project, it is subject to certain risks, such as the ability of the operator to bring the project into production and operate in accordance with the feasibility study and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of royalty payments.  In addition, the acquired royalty interests and the project are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Royal Gold disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

TABLE 1
Goldcorp Estimates of Peñasquito Proven and Probable Reserves 1, 2 as of June 25, 2007

METAL	ROYALTY[3]	ORE TYPE[4]	PROVEN RESERVES			PROBABLE RESERVES			PROVEN + PROBABLE RESERVES
			Tons of Ore (millions)	Avg. Grade (oz/ton)	Contained Ozs[5] (millions)	Tons of Ore (millions)	Avg. Grade (oz/ton)	Contained Ozs[5] (millions)	Tons of Ore (millions)	Avg. Grade (oz/ton)	Contained Ozs[5] (millions)
Gold[6]	2.0% NSR	Oxide	46.4	0.006	0.283	75.3	0.005	0.367	121.7	0.005	0.650
Gold[6]	2.0% NSR	Sulfide	470.6	0.017	7.855	419.1	0.011	4.546	889.7	0.014	12.401
Silver[7]	2.0% NSR	Oxide	46.4	0.609	28.244	75.3	0.479	36.061	121.7	0.528	64.305
Silver[7]	2.0% NSR	Sulfide	470.6	0.992	466.993	419.1	0.794	332.561	889.7	0.899	799.554

METAL	ROYALTY[3]	ORE TYPE[4]	PROVEN RESERVES			PROBABLE RESERVES			PROVEN + PROBABLE RESERVES
			Tons of Ore (millions)	Avg. Grade (%)	Contained Lbs[5] (millions)	Tons of Ore (millions)	Avg. Grade (%)	Contained Lbs[5] (millions)	Tons of Ore (millions)	Avg. Grade (%)	Contained Lbs[5] (millions)
Lead[8]	2.0% NSR	Sulfide	470.6	0.36	3,439	419.1	0.29	2,447	889.7	0.33	5,886
Zinc[9]	2.0% NSR	Sulfide	470.6	0.78	7,363	419.1	0.65	5,445	889.7	0.72	12,809

FOOTNOTES TO TABLE 1

[1]
Goldcorp is a Canadian issuer.  Its definitions of “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” conform to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of these terms as of the effective date of estimation as required by National Instrument 43-101 of the Canadian Securities Administrators. The raw data for this table was taken from Goldcorp, Inc.’s June 25, 2007 press release for which the resource and reserve estimates have been prepared under the supervision of Robert Bryson, Vice President, Engineering for Goldcorp, Inc., a Qualified Person as defined under NI 43-101.

The Canadian definitions of “reserve,” “proven (measured) reserves,” and “probable (indicated) reserves” are different than those used by the SEC as defined below. Set forth below are the definitions of proven and probable reserves used by the U.S. Securities and Exchange Commission.

“Reserve” is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

“Proven (Measured) Reserves” are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

“Probable (Indicated) Reserves” are reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

[2]	Goldcorp’s estimates that were provided in “tonnes” and “grams per tonne” have been converted to “tons” and “ounces per ton” for presentation in Table 1.

[3]
Net smelter return (“NSR”) royalty - a defined percentage of the gross revenue from a resource extraction operation less a proportionate share of incidental transportation, insurance, refining, and smelting costs.

[4]	Operator reported reserve estimates by deposit types. An oxide deposit is one in which the oxide minerals predominate. A sulfide deposit is one in which the sulfide minerals predominate.

[5]	“Contained ounces” or “contained pounds” do not take into account losses in mining dilution or in processing the ore. The amounts shown are 100% of the reserves subject to our royalty interests.

[6]	Gold reserves were calculated by the operator at $525 per ounce.

[7]	Silver reserves were calculated by the operator at $10.00 per ounce.

[8]	Lead reserves were calculated by the operator at $0.40 per pound.

[9]	Zinc reserves were calculated by the operator at $0.80 per pound.

TABLE 2
Goldcorp Estimates of Peñasquito Additional Mineralization 1, 2 as of June 25, 2007

GOLD[3]
ORE TYPE[4]	ROYALTY[5]	ADDITIONAL MINERALIZED MATERIAL	TONS OF ORE (millions)	AVERAGE GOLD GRADE (ounces per ton)
Oxide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	55.1 113.5 45.2	0.005 0.004 0.004
Sulfide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	579.8 1,010.8 1,299.6	0.015 0.008 0.007
SILVER[7]
ORE TYPE[4]	ROYALTY[5]	ADDITIONAL MINERALIZED MATERIAL	TONS OF ORE (millions)	AVERAGE SILVER GRADE (ounces per ton)
Oxide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	55.1 113.5 45.2	0.544 0.387 0.379
Sulfide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	579.8 1,010.8 1,299.6	0.928 0.658 0.378
ZINC[8]
ORE TYPE[4]	ROYALTY[5]	ADDITIONAL MINERALIZED MATERIAL	TONS OF ORE (millions)	AVERAGE ZINC GRADE (% Zn)
Sulfide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	579.8 1,010.8 1,299.6	0.75 0.59 0.50
LEAD[9]
ORE TYPE[4]	ROYALTY[5]	ADDITIONAL MINERALIZED MATERIAL	TONS OF ORE (millions)	AVERAGE LEAD GRADE (% Pb)
Sulfide	2.0% NSR	Measured[6] Indicated[6] Inferred[6]	579.8 1,010.8 1,299.6	0.34 0.24 0.07

FOOTNOTES TO TABLE 2

[1]
Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. The U.S. Securities and Exchange Commission does not recognize this term. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.

[2]	Goldcorp’s estimates that were provided in “tonnes” and “grams per tonne” have been converted to “tons” and “ounces per ton” for presentation in Table 2.

[3]	Gold additional mineralization was calculated by the operator at $650 per ounce.

[4]	Operator has reported estimates by deposit types. An oxide deposit is one in which the oxide minerals predominate. A sulfide deposit is one in which the sulfide minerals predominate.

[5]
Net smelter return (“NSR”) royalty - a defined percentage of the gross revenue from a resource extraction operation less a proportionate share of incidental transportation, insurance, refining, and smelting costs.

[6]
Goldcorp Inc. is a Canadian issuer. Its definitions of “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” conform to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of those terms as of the effective date of estimation, as required by National Instrument 43-101 of the Canadian Securities Administrators. Mineral resources which are not mineral reserves do not have economic viability. Canadian issuers use the terms “mineral resources” and its subcategories “measured,” “indicated” and “inferred” mineral resources. While such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.

The raw data for this table was taken from Goldcorp, Inc.’s June 25, 2007 press release for which the resource and reserve estimates have been prepared under the supervision of Robert Bryson, Vice President, Engineering for Goldcorp, Inc., a Qualified Person as defined under NI 43-101.

[7]	Silver additional mineralization was calculated by the operator at $13.00 per ounce.

[8]	Zinc additional mineralization was calculated by the operator at $1.00 per pound.

[9]	Lead additional mineralization was calculated by the operator at $0.50 per pound.